Federated®

Exhibit 17.2

PROXY CARD FOR

Huntington U.S. Treasury Money Market Fund

A portfolio of The Huntington Funds

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON November 18, 2015

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of Huntington U.S. Treasury Money Market Fund, a portfolio of The Huntington Funds (the "Trust"), hereby designate and appoint Edward Bartley; Maureen Ferguson; Joseph Kulbacki; Erin Dugan; Kylie Forsyth, as proxies to act at the Special Meeting of Shareholders (the "Special Meeting") to be held on November 18, 2015, at 4000 Ericsson Drive, Warrendale, Pennsylvania, 15086-7561, at [a.m./ p.m.] (Eastern Time), and at any adjournment thereof. The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If this proxy is executed and returned in time and no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. **Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.**

QUESTIONS ABOUT THIS PROXY? Should you have any questions about the proxy materials or regarding how to vote your shares, please contact our proxy information line **toll-free at 1-800-499-8541**. Representatives are available Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

PLEASE FOLD HERE AND RETURN THE ENTIRE CARD – DO NOT DETACH

Huntington U.S. Treasury Money Market Fund

Proxy for Special Meeting of Shareholders — [Month Day, Year]

Please see the instructions below if you wish to vote by PHONE, MAIL or via the INTERNET.

CALL: To vote your proxy by phone, call toll-free **1-800-499-8541** and provide the *control number* found on the reverse side of this proxy card. Representatives are available Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

LOG-ON: To vote via the Internet, go to **www.proxyonline.com** and enter the *control number* found on the reverse side of this proxy card.

MAIL: To vote your proxy by mail, check the appropriate voting box on the reverse side of this proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

NOTE: Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Shareholder sign here Date

Joint owner sign here Date

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY. EVERY SHAREHOLDER'S VOTE IS IMPORTANT.

Huntington Money Market Fund

CONTROL NUMBER

WE NEED YOUR PROXY VOTE *AS SOON AS POSSIBLE.* YOUR PROMPT ATTENTION WILL HELP TO AVOID THE EXPENSE OF FURTHER SOLICITATION.

Remember to **sign and date the reverse side** before mailing in your vote.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE HUNTINGTON MONEY MARKET FUND. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS.

Important Notice Regarding the Availability of Proxy Materials for the Special Shareholders Meeting to Be Held on November 18, 2015. The Proxy Statement for this meeting is available at: _________.

PLEASE FOLD HERE AND RETURN THE ENTIRE CARD – DO NOT DETACH

TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:

1. **PROPOSAL:** To approve and Agreement and Plan of Reorganization (the "Plan") providing for (i) the transfer of all or substantially all of the assets of the Huntington U.S. Treasury Money Market Fund ("Huntington Fund") (which offers Class A and Institutional Shares) (the "Huntington Fund Shares") in exchange solely for shares (Service Shares and Institutional Shares, respectively) of the Federated Treasury Obligations Fund ("Federated Fund"), a portfolio of Money Market Obligations Trust ("Federated Trust"), (the "Federated Fund Shares"); (ii) the distribution of the Federated Fund Shares (Service Shares and Institutional Shares) to the holders of the outstanding Huntington Fund Shares (Class A Shares and Institutional Shares, respectively); and (iii) the liquidation and termination of the Huntington Fund, all upon the terms and conditions set forth in the Plan; and

2. **PROPOSAL:** To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

To vote the proxy, please use the boxes below.	FOR	AGAINST	ABSTAIN
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